           SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                      CURRENT REPORT
            Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

           Date of Report:  November 17, 1995
            (Date of earliest event reported)

                 LIDAK PHARMACEUTICALS
  (Exact name of registrant as specified in its charter)

                        CALIFORNIA
       (State or other jurisdiction of incorporation)

         0-18734                     33-0314804
(Commission File Number)           (IRS Employer
                                 Identification No.)

11077 North Torrey Pines Road, La Jolla, California 92037
    (Address of principal executive offices)     (Zip code)

                     (619) 558-0364
      (Registrants telephone number, including area code)

Item 5.  OTHER EVENTS

         The registrant incorporates by reference herein the press release dated November 17, 1995, attached hereto as
Exhibit 99.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

             (i)  Exhibit 99
                  Press Release dated November 17, 1995

                     SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             LIDAK PHARMACEUTICALS

Date:  November 17, 1995     By:\s\Michael H. Lorber
                             -----------------------
                             Vice President/CFO & Secretary

                                                          EXHIBIT 99

                             LIDAK PHARMACEUTICALS
                         11077 North Torrey Pines Road
                          La Jolla, California  92037
                               NEWS RELEASE

DATE:  NOVEMBER 17, 1995                        CONTACT:  Michael H. Lorber
                                                          Vice President/CFO
RELEASE DATE:  IMMEDIATE                                  LIDAK Pharmaceuticals
                                                          (619) 558-0364

                                                          Lisa Dawn Katz
                                                          Investor Relations
                                                           Administrator
                                                          LIDAK Pharmaceuticals
                                                          (619) 558-0364

          LIDAK PHARMACEUTICALS COMPLETES FIRST STAGE OF PLANNED
                    15.0 MILLION DOLLAR FINANCING

      LA JOLLA, CALIFORNIA -- November 17, 1995 -- LIDAK Pharmaceuticals (Nasdaq NNM: LDAKA) has completed the first of a planned two stage financing aimedtoward raising total gross proceeds of approximately
$15.0 million. In the just completed first stage, which resulted in proceeds of $9.0 million, the Company sold a combination of $1.5 million in Class A common stock and $7.5 million of two-year convertible notes to two institutional investors pursuant to Regulation D of the Securities Act of 1933. The second stage of this private financing is planned to involve solely the issuance of convertible notes worth up to an additional
$6.0 million to other institutional investors.

      The final price per share of Class A common stock to be issued upon conversion of the $13.5 million worth of notes will be determined at the time of optional future conversions. The per share price of the common stock upon conversion will be set according to the average daily closing price of the Company's common stock during the seven trading days immediately prior to the conversion dates.

      In making the announcement, Dr. David H. Katz, President and CEO said, "We are very pleased to be able to significantly augment our cash position at  this time  under  a conversion pricing structure which provides the
Company  and  its shareholders  with  two  important benefits.   First,  it
provides immediately available cash resources which, when the second stage is completed, will bring the Company's total cash reserves to approximately $25 million. This positions us to proceed with additional clinical trials on other promising indications for therapeutic applications of LIDAKOL TM, and to actively broaden our future drug portfolio."

       "Second, this structure potentially limits shareholder dilution by deferring the conversion price to future dates. In the event that the Company achieves positive outcomes in several important near-term corporate and clinical development activities, and these outcomes result in an increase in our stock value, for which no assurances can be made, the notes will be convertible into fewer shares at a higher price per share," Katz added.

                                    --more--

November 17, 1995
LIDAK PHARMACEUTICALS COMPLETES FIRST STAGE OF PLANNED
  15.0 MILLION DOLLAR FINANCING
PAGE 2


      "In addition, completing a financing at this time avoids the potential risks that adverse changes in market and economic conditions could eliminate favorable opportunities to raise capital in the future," Katz concluded.

      LIDAK  Pharmaceuticals is developing therapeutic products against virally caused diseases, inflammatory disorders and cancer. The Company's primary focus is on the commercialization of n-docosanol 10% cream (LIDAKOLTM) as a treatment for herpes and other indications. LIDAK is currently conducting Phase 3 clinical trials in the U.S. and Canada with topical LIDAKOLTM for the treatment of oral herpes. LIDAK is also developing its Large Multivalent Immunogen (LMI) technology for potential new therapies against cancer and viral diseases.
                                  ###
    The information contained in the press release should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request.

                                -- 00 --